                                                    Filed Pursuant to Rule 424b3
                                               Registration File NO.: 333-111858

SUPPLEMENT TO PROSPECTUS SUPPLEMENT

                                   $30,000,000
        FLOATING RATE STRUCTURED REPACKAGED ASSET-BACKED TRUST SECURITIES
                    (STRATS(SM)) CERTIFICATES, SERIES 2004-15

      STRATS(SM) TRUST FOR GENERAL ELECTRIC CAPITAL CORPORATION SECURITIES,
                                 SERIES 2004-15
                                     ISSUER
                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                    DEPOSITOR

We refer to the prospectus supplement dated November 10, 2004 relating to the above described Certificates. This is a supplement to that prospectus supplement, and may only be distributed in connection with that prospectus supplement and the prospectus dated March 24, 2004.

The underwriters expect that the Certificates will trade with any accrued and unpaid interest added to the trading price. Therefore, investors should disregard the following paragraph which appears on page S-38 of the prospectus supplement and which is hereby deemed to be deleted from the prospectus supplement:

     The Certificates are expected to trade flat. Trading "flat" means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

WACHOVIA SECURITIES                   ABN AMRO FINANCIAL SERVICES, INC.

                The date of this Supplement is November 15, 2004.